PLAN OF CONVERSION
                                       FOR
                              CLOVER LEAF BANK, SB
                             EDWARDSVILLE, ILLINOIS

                                TABLE OF CONTENTS



1.   INTRODUCTION.............................................................1

2.   DEFINITIONS..............................................................2

3.   PROCEDURE FOR CONVERSION.................................................6

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS...............................7

5.   SALE OF CONVERSION STOCK.................................................7

6.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK................. 7

7.   PURCHASE BY THE HOLDING COMPANY OF THE STOCK OF THE BANK.................9

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)........ 9

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY).................10

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT
     HOLDERS (THIRD PRIORITY)................................................11

11.  SUBSCRIPTION RIGHTS OF VOTING MEMBERS (FOURTH PRIORITY).................11

12.  COMMUNITY OFFERING (FIFTH PRIORITY).....................................12

13.  SYNDICATED COMMUNITY OFFERING...........................................13

14.  PURCHASE LIMITATIONS....................................................14

15.  PAYMENT FOR CONVERSION STOCK............................................15

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS............16

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT.........17

18.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION........................18

19.  VOTING RIGHTS OF STOCKHOLDERS...........................................19

20.  ESTABLISHMENT OF LIQUIDATION ACCOUNT....................................19

21.  TRANSFER OF DEPOSIT ACCOUNTS............................................20

22.  RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY.................20

23.  PAYMENT OF DIVIDENDS....................................................20

24.  STOCK-BASED COMPENSATION PLANS..........................................21

25.  AMENDMENT OR TERMINATION  OF PLAN.......................................21

26.  ARTICLES OF INCORPORATION AND BYLAWS....................................21

27.  CONSUMMATION OF CONVERSION..............................................22

28.  REGISTRATION AND MARKETING..............................................22

29.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES.......................22

30.  EXPENSES OF CONVERSION..................................................23

31.  CONDITIONS TO CONVERSION................................................23

32.  INTERPRETATION..........................................................23

                             PLAN OF CONVERSION FOR
                              CLOVER LEAF BANK, SB
                             EDWARDSVILLE, ILLINOIS


1.       INTRODUCTION


         This Plan of Conversion (the "Plan") provides for the conversion of Clover Leaf Bank, SB, Edwardsville, Illinois (the "Bank") into an Illinois capital stock savings bank and then, at the discretion of the Bank, to an Illinois-chartered commercial bank. The conversion of the Bank to stock form is referred to herein as the "Stock Conversion," the conversion of the Bank to an Illinois-chartered commercial bank is referred to herein as the "Bank Conversion," and the Stock Conversion and Bank Conversion are referred to herein collectively as the "Conversion." The Stock Conversion will be completed prior to the consummation of the Bank Conversion, and the Bank shall not be required to complete the Bank Conversion. The Board of Directors of the Bank currently contemplates that all of the stock of the Bank shall be held by a Delaware corporation (the "Holding Company"). The purpose of this conversion is to restructure the Bank in the stock form of organization which is used by commercial banks and an increasing number of savings institutions, and to enable the Bank to adopt employee stock benefit and other stock incentive plans. Converting the Bank to stock form will increase the Bank's capital base and enhance the Bank's ability to expand its franchise and the range of products and services it offers. The stock form of organization also will enable the Bank to adopt stock option and other stock benefit plans that will make the Bank more competitive in providing incentive compensation to management and employees. Stock ownership is viewed as an effective performance incentive and as a means of attracting, retaining and compensating management and other key personnel. The stock holding company form of organization, if utilized, will also offer the Bank greater organizational and operating flexibility, including powers available to holding companies that are not available to the Bank itself.


         Shares of capital stock of the Bank will be sold to the Holding Company and the Holding Company will offer the Conversion Stock upon the terms and conditions set forth herein to Eligible Account Holders, tax-qualified employee stock benefit plans (the "Employee Plans"), Supplemental Eligible Account Holders and Voting Members, in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the Bank and the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering, or through a combination thereof.


         In the event that the Bank decides not to utilize the Holding Company as part of the Conversion, Conversion Stock of the Bank, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In such event, any references to the Holding Company in this Plan shall mean the Bank.


         This Plan, which has been unanimously approved by the Board of Directors of the Bank, also must be approved by the affirmative vote of at least a majority of the total number of votes entitled to be cast by Members of the Bank at a special meeting to be called for that purpose. Prior to the submission of this Plan to the Members for consideration, the Plan must be approved by the Commissioner of the Office of Banks and Real Estate of the State of Illinois (the "Commissioner"). The Stock Conversion is also subject to the non-objection of the Federal Deposit Insurance Corporation. No change will be made in the Board of Directors or management as a result of the Conversion.

2.       DEFINITIONS

         For the purposes of this Plan, the following terms have the following meanings:

         Account Holder - The term Account Holder means any Person holding a Deposit Account in the Bank.

         Acting in Concert - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company ("other party") shall also be deemed to be acting in concert with any Person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         Actual Purchase Price - The term Actual Purchase Price means the per share price at which the Conversion Stock is ultimately sold in accordance with the terms hereof.

         Associate - The term Associate when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity except that for the purposes of Sections 9 and 13 hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Bank or the Holding Company or any of its parents or subsidiaries.

         Bank  - The  term  Bank  means  Clover  Leaf  Bank,  SB,  Edwardsville,
Illinois.

         Bank Conversion - The conversion of the Bank to an Illinois-chartered commercial bank or national bank after the completion of the Stock Conversion.

         Commissioner - The term Commissioner means the Commissioner of the Office of Banks and Real Estate of the State of Illinois.

         Community - Madison County.

         Community Offering - The term Community Offering means the offering for sale to certain members of the general public directly by the Bank or the Holding Company of any shares not subscribed for in the Subscription Offering.

         Conversion - The Stock Conversion and, at the discretion of the Bank, the Bank Conversion.


         Conversion Stock - The term Conversion Stock means the $.10 par value common stock offered and issued by the Holding Company in the Stock Conversion, or if the holding company form of organization is not utilized, the $1.00 par value common stock offered and issued by the Bank in the Stock Conversion.


         Deposit Account - The term Deposit Account means all deposits of the Bank as defined in Section 7001 of the Savings Bank Act of Illinois, and includes without limitation, certificates of deposit, checking, savings, time, demand, negotiable orders of withdrawal (NOW), money market and passbook accounts maintained by the Bank.

         Director - The term Director means a member of the Board of Directors of the Bank.

         Eligible Account Holder - The term Eligible Account Holder means any person holding a Qualifying Deposit at the Bank on the Eligibility Record Date.

         Eligibility Record Date - The term Eligibility Record Date means the date for determining Eligible Account Holders in the Bank and is May 31, 2000.

         Employees - The term Employees means all Persons who are employed by the Bank.

         Employee Plans - The term Employee Plans means the Tax-Qualified Employee Stock Benefit Plans, approved by the Board of Directors of the Bank.

         Estimated Price Range - The term Estimated Price Range means the range of minimum and maximum aggregate values determined by the Board of Directors of the Bank within which the aggregate amount of Common Stock sold in the Offering will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

         FDIC - The term FDIC means the Federal Deposit Insurance Corporation.

         Federal Reserve Board - The term Federal Reserve Board means the Board of Governors of the Federal Reserve System.

         Holding Company - The term Holding Company means the Delaware corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank to be issued in connection with the Stock Conversion, unless the holding company form of organization is not utilized.


         Independent Appraiser - The term Independent Appraiser means an appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

         Maximum Subscription Price - The term Maximum Subscription Price means the amount per share of Conversion Stock to be paid initially by Participants in the Subscription Offering and by Persons in the Community Offering.

         Member - The term Member means any Person or entity who qualifies as a member of the Bank pursuant to its charter and bylaws as of the Voting Record Date.

         Offering - The term Offering means, collectively, the Subscription Offering, the Community Offering and the Syndicated Community Offering.

         Officer - The term Officer means an executive officer of the Bank which includes the Chief Executive Officer, President, Senior Vice Presidents, Executive Vice Presidents in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

         Order Form - The term Order Form means any form together with attached cover letter, sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Community Offerings.

         Participants - The term Participants means the Employee Plans, Eligible Account Holders, Supplemental Eligible Account Holders and Voting Members.

         Person - The term Person means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof or any other entity.

         Plan - The term Plan means this Plan of Conversion of the Bank, including any amendment approved as provided in this Plan.

         Preferred  Subscriber  -  A  natural  person  residing  in  the  Bank's
Community.

         Prospectus - The one or more documents used in offering the Conversion Stock in the Offering.

         Qualifying Deposit - The term Qualifying Deposit means the balance of each Deposit Account of $50 or more in the Bank at the close of business on the Eligibility Record Date or the

Supplemental Eligibility Record Date, as the case may be. Deposit Accounts with deposit balances of less than $50 shall not constitute a Qualifying Deposit.


         Recognition Plans - The term Recognition Plans means Recognition and Retention Plans adopted by the Board of Directors to retain employees, executive officers and directors of experience and ability by providing them with common stock of the Holding Company, or common stock of the Bank, if the holding company structure is not utilized.


         Resident - The terms "resident," "residence," "reside," "resided" or "residing" as used herein with respect to any person shall mean any person who occupied a dwelling within the Bank's Community, has an intent to remain with the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

         SEC - The term SEC means the Securities and Exchange Commission.

         Special Meeting of Members - The term Special Meeting of Members means the special meeting and any adjournments thereof held to consider and vote upon this Plan.

         Stock   Conversion   -   The   conversion   of   the   Bank   from   an
Illinois-chartered mutual savings bank to an Illinois-chartered capital stock savings bank pursuant to this Plan.

         Subscription Offering - The term Subscription Offering means the offering of Conversion Stock for purchase through Order Forms to Participants.

         Subscription Price Range - The term Subscription Price Range means the per share price range established by the Bank prior to commencement of the Subscription and Community Offerings, and is based on the valuation of the Independent Appraiser.

         Supplemental Eligible Account Holder - The term Supplemental Eligible Account Holder means any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date who is not an Eligible Account Holder, Employee Plan, or an Officer or Director of the Bank who became an Officer or Director after the Eligibility Record Date.

         Supplemental   Eligibility   Record   Date  -  The  term   Supplemental
Eligibility Record Date means the last day of the calendar quarter preceding the approval of the Plan by the Commissioner.

         Syndicated Community Offering - The term Syndicated Community Offering means the offering of Conversion Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

         Syndicated Community Offering Price - The term Syndicated Community Offering Price means the per share price submitted with orders for shares of Conversion Stock in the Syndicated Community Offering.

         Tax-Qualified Employee Stock Benefit Plan - The term Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirement. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

         Voting Member - The term Voting Member means any person who at the close of business on the Voting Record Date is entitled to vote as a member of the Bank in accordance with its mutual articles of incorporation and bylaws and the laws of the State of Illinois.

         Voting Record Date - The term Voting Record Date means the date fixed by the Directors in accordance with regulations of the Commissioner for determining eligibility to vote at the Special Meeting of Members.

3.       PROCEDURE FOR CONVERSION

         After approval of the Plan by the Board of Directors of the Bank, the Plan shall be submitted together with all other requisite material to the Commissioner for approval and the FDIC for its non-objection. Notice of the adoption of the Plan by the Board of Directors of the Bank and the submission of the Plan to the Commissioner and the FDIC will be published in a newspaper having general circulation in the community in which the office of the Bank is located and copies of the Plan will be made available at the main office of the Bank for inspection by the Members. Upon receipt of advice from the Commissioner that the application has been received and is in the prescribed form, the Bank will publish a "Notice of Filing of an Application for Conversion to a Stock Bank" in a newspaper of general circulation in the Bank's Community. A copy of such notice will be prominently displayed in each office of the Bank. Following approval by the Commissioner and non-objection by the FDIC, the Plan will be submitted to a vote of the Members at the Special Meeting of Members called for that purpose. At least 20 days but not more than 45 days prior to the Special Meeting of Members, the Bank shall distribute proxy solicitation materials to all Members. Upon approval of the Plan by at least a majority of the total outstanding votes of the Members, the Bank will take all other necessary steps pursuant to applicable laws and regulations to complete the Stock Conversion. Following the Stock Conversion the Bank may, but is not required to complete the Bank Conversion. The Conversion must be completed within 24 months of the approval of the Plan by the Members, unless a longer time period is permitted by governing laws and regulations.

         By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of ^ the Stock Conversion and the adoption by the Bank of the Stock Charter and Bylaws in the forms attached as Exhibits A and B to this Plan ^. Failure to pursue or receive regulatory approval for the Bank Conversion shall have no effect on the vote with respect to the Stock Conversion.

         The Conversion Stock will not be insured by the FDIC. The Bank will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of the Conversion Stock.

4.       HOLDING COMPANY APPLICATIONS AND APPROVALS


         The Holding Company shall make timely applications for any requisite regulatory approvals, including an Application on Form FR Y-3 to be filed with the Federal Reserve Board, an application with the Commissioner to have the Holding Company become a holding company under Illinois law and a Registration Statement to register the Conversion Stock under the Securities Act of 1933, as amended, to be filed with the SEC. ^ If the holding company structure is utilized, the Bank shall be a wholly-owned subsidiary of the Holding Company. If the Board of Directors decides not to utilize the holding company structure, the Application on Form FR Y-3, the Illinois holding company application, and the Registration Statement will be withdrawn.


5.       SALE OF CONVERSION STOCK

         The Conversion Stock will be offered simultaneously in the Subscription Offering to Eligible Account Holders, the Employee Plans, Supplemental Eligible Account Holders and Voting Members in the respective priorities set forth in Sections 8 through 11 of this Plan. The Subscription Offering may be commenced as early as the mailing of the proxy statement for the Special Meeting of Members and must be commenced in time to complete the Stock Conversion within the time period specified in Section 3.

         Any shares of Conversion Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in
Section 12 of this Plan. The Subscription Offering may be commenced prior to the Special Meeting of Members and, in that event, the Community Offering may also be commenced prior to the Special Meeting of Members. The offer and sale of Conversion Stock prior to the Special Meeting of Members, however, shall be conditioned upon approval of this Plan by the Members. If necessary, any shares of Conversion Stock remaining after the Subscription and Community Offerings, will be sold in a Syndicated Community Offering as provided in Section 13 of this Plan in a manner that will achieve the widest distribution of the Conversion Stock.

         The Bank may elect to offer to pay fees on a per share basis to qualifying brokers, as determined by the Bank in its sole discretion, who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

6.       NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK


         The total number of shares (or a range thereof) of Conversion Stock to be issued and offered for sale will be determined jointly by the Board of Directors of the Bank and Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment if necessitated by market or financial conditions, with the approval of the Commissioner, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offerings if the Estimated Price Range is increased after to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions and the Actual Purchase Price in the aggregate is not more than 15% above the maximum of the Estimated Price Range.

         All shares sold in the Stock Conversion will be sold at a uniform price per share referred to in this Plan as the Actual Purchase Price. The aggregate purchase price for all shares of Conversion Stock will be based upon a pro forma valuation of the aggregate pro forma market value of the Conversion Stock prepared by Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock to be issued may be increased or decreased by the Bank. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the Commissioner, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company, or the Bank if the holding company form of organization is not utilized, will not be deemed to be material so as to require a resolicitation of subscriptions.

         Based upon the independent valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company, if the holding company form of organization is utilized, and the Board of Directors of the Bank will fix the Maximum Subscription Price and the Subscription Price Range. If upon completion of the Subscription and Community Offerings all of the Conversion Stock is subscribed for, or if because of a limited number of unsubscribed shares or otherwise a Syndicated Community Offering cannot be effected, the Actual Purchase Price for each share of Conversion Stock will be determined jointly by the Bank and the Holding Company as follows: (a) the estimated aggregate pro forma market value of the Holding Company, or the Bank if the holding company form of organization is not utilized, immediately after the Stock Conversion as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon completion of the Subscription and Community Offerings or other sale of all of the Conversion Stock shall be divided by (b) the total number of shares of Conversion Stock to be issued and sold.

         If there is a Syndicated Community Offering of shares of Conversion Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Conversion Stock is sold in such Syndicated Community Offering shall be not greater than the maximum nor less than the minimum of the Subscription Price Range on a per share basis as the Bank may determine subject to approval by the Commissioner. Upon consummation of the sale in the Syndicated Community Offering of the shares of Conversion Stock unsubscribed for in the Subscription and Community Offerings, the Syndicated Community Offering Price will become the Actual Purchase Price paid for all shares of Conversion Stock in the Subscription, Community and Syndicated Community Offerings.


         Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company, or the Bank if the holding company form of organization is not utilized, and to the Commissioner that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or the Syndicated Community Offering, the Offering, establish a new Subscription Price Range and/or Estimated Price Range, extend, reopen or hold new Subscription and Community Offerings and/or Syndicated Community Offering or take such other action as the Commissioner may permit.


         The per share difference, if any, between the Actual Purchase Price and the Maximum Subscription Price or amount submitted in the Syndicated Community Offering will be refunded to all Persons who shall have paid the Maximum Subscription Price or amount submitted in the Syndicated Community Offering for such shares, unless such difference is applied to the purchase of additional whole shares in accordance with the instructions of such Persons.

         The   Conversion   Stock  to  be  issued   shall  be  fully   paid  and
nonassessable.

7.       PURCHASE BY THE HOLDING COMPANY OF THE STOCK OF THE BANK


         Upon the consummation of the sale of all of the Conversion Stock, the Holding Company, if utilized, will purchase from the Bank all of the capital stock of the Bank to be issued by the Bank in the Stock Conversion in exchange for the Offering proceeds that are not permitted to be retained by the Holding Company.


         The Holding Company will apply to the Commissioner to retain up to 50% of the net proceeds obtained from the Offering. The Bank believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank and will facilitate the possible expansion through acquisitions of financial service organizations, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Conversion Stock as permitted by the Commissioner.

8.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST
         PRIORITY)


         A. Each Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of $150,000, one-tenth of one percent of the total offering of shares of Conversion Stock, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to five percent (5%) of the maximum number of shares offered in the Offering subject to the maximum purchase ^ limitations specified in ^ Sections 14A and 14B and the minimum purchase limitation in Section ^ 14D and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%. The allocation of subscription rights under this Section 8A shall not give Directors in the aggregate subscriptions for more than twenty percent (20%) of the Conversion Stock offered in the
Offering, except if the allotment under this Section 8A results in an undersubscription, in which case such twenty percent (20%) limitation does not apply. If the allotment made under this Section 8A results in an oversubscription, shares may be allocated first to directors, officers and employees who have been Eligible Account Holders for the entire five years prior to the Conversion.


         B. In the event that Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same basis until all available shares have been allocated or all subscriptions satisfied.

         C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

9.       SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

         Each Employee Plan shall receive without payment nontransferable subscription rights to purchase up to 10% of the Conversion Stock in the Subscription Offering provided that singly or in the aggregate such plans (other than the portion of the plans that are self directed) shall not purchase more than 10% of the shares of Conversion Stock, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders under Section 8 hereof and subject to the purchase limitations set forth in Section 14.

         The Employee Plans shall not be deemed to be associates or affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank.

10.      SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS
         (THIRD PRIORITY)


         A. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Employee Plans, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to the greater of $150,000, one-tenth of one percent of the total offering of shares of Conversion Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction where the numerator is the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date; provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to five percent (5%) of the maximum number of shares offered in the Offering subject to the overall maximum purchase ^ limitations set forth in ^ Sections 14A and 14B and the minimum purchase limitation set forth in Section ^ 14D and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.


         B. In the event Supplemental Eligible Account Holders subscribe for a number of shares of Conversion Stock which, when added to the shares subscribed for by Eligible Account Holders and the Employee Plans, are in excess of the total number of shares eligible for subscription, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

11.      SUBSCRIPTION RIGHTS OF VOTING MEMBERS (FOURTH PRIORITY)


         A. Each Voting Member shall receive, without payment, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of $150,000, or one-tenth of one percent of the total offering of shares of Conversion Stock, subject to the maximum purchase ^
limitations specified in ^ Sections 14A and 14B and the minimum purchase limitation specified in Section ^ 14D and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%, provided, however, that such shares will be allocated only after first allocating to Eligible Account Holders, to the Employee Plans and to Supplemental Eligible Account Holders all shares of Conversion Stock subscribed for pursuant to Sections 8, 9 and 10 above.


         B. In the event that such Voting Members subscribe for a number of shares of Conversion Stock which, when added to the shares of Conversion Stock subscribed for by the Employee Plans, the Eligible Account Holders and the Supplemental Eligible Account Holders and is in excess of the total number of shares of Conversion Stock being issued, the subscriptions of such Voting Members will be allocated on a pro rata basis in the same proportion as a subscriber's total votes on the Voting Record Date for the Special Meeting of Members bears to the total votes of all subscribing Voting Members on such date.

12.      COMMUNITY OFFERING (FIFTH PRIORITY)


         If less than the total number of shares of Conversion Stock to be subscribed for in the Offering are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $150,000 subject to the maximum purchase limitation specified in Section ^ 14B and the minimum purchase limitation specified in Section ^ 14D and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Shares offered in the Community Offering will be available for purchase by the general public with a preference given to natural persons residing in the Bank's Community (such natural persons referred to as the "Preferred Subscribers"). Any excess of shares will be available for purchase by the general public. The Bank shall make distribution of the Conversion Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of Conversion Stock. The Bank reserves the right to reject any or all orders in whole or in part, which are received in the Community Offering. The number of shares of Conversion Stock that any person may purchase in the Community Offering shall not exceed the maximum purchase limitation specified in Section 14B nor be less than the minimum purchase limitation specified in Section 14D.


         If the Preferred Subscribers in the Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among the Preferred Subscribers in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his total allocation of Conversion Stock equal to the lesser of 1000 shares or the number of shares subscribed for by such persons. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose subscriptions remain unsatisfied in the proportion that the number subscribed for by each bears to the total number of shares subscribed for by all Preferred Subscribers whose subscriptions remain unsatisfied. To the extent that there are shares remaining after all subscriptions by Preferred Subscribers, any remaining shares will be allocated among members of the general public using the foregoing allocation as applied to Preferred Subscribers. The Bank may establish all other terms and conditions of such offer. The Community Offering, if any, may commence concurrently with, during or promptly after the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the Commissioner.

13.      SYNDICATED COMMUNITY OFFERING


         If feasible, all shares of Conversion Stock not subscribed for in the Subscription and Community Offerings will be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Bank, in a manner that will achieve the widest distribution of the Conversion Stock subject to the right of the Bank to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any Person together with any Associate or group of Persons Acting in Concert may purchase up to $150,000 subject to the maximum purchase limitation specified in Section 14B and the minimum purchase limitation specified in Section 14D and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that the shares purchased by any Person together with an Associate or group of Persons Acting in Concert pursuant to Section 12 shall be counted toward meeting the maximum purchase limitation found in this Section. Provided that the Subscription Offering has commenced, the Bank may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of the Conversion Stock shall be conditioned upon the approval of this Plan by the Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.


         Alternatively, if a Syndicated Community Offering is not held, the Bank shall have the right to sell any shares of Conversion Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of Section 14 shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Bank, which will in no event exceed an amount deemed to be acceptable by the Commissioner.

         If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Conversion Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or underwritten firm commitment public offering, other arrangements will be made for the disposition of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the Commissioner.

14.      PURCHASE LIMITATIONS

         The following limitations shall apply to all purchases of shares of Conversion Stock:


         A. Subject to Section 14B below, the maximum number of shares of Conversion Stock which may be subscribed for or purchased by a Person or group of Persons acting through a single Deposit Account is the amount of shares an individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may purchase through the Deposit Account, as determined by the calculations contained in Sections 8, 10 and 11 of this Plan, respectively.

         B. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories of the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed $200,000, subject to the right of the Board of Directors of the Bank to increase the maximum purchase limitation to up to 5% of the total offering, except for the Employee Plans which may subscribe for up to 10% of the Conversion Stock issued (including shares issued in the event of an increase in the Estimated Price Range of up to 15%).

         C. The maximum number of shares of Conversion Stock which may be purchased in all categories in the Stock Conversion by Officers and Directors of the Bank and their Associates in the aggregate shall not exceed 34% of the total number of shares of Conversion Stock offered.

         D. A minimum of 25 shares of Conversion Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Conversion Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.


         If the number of shares of Conversion Stock otherwise allocable pursuant to Sections 8 through 13 to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits, and such maximum number of shares shall be reallocated among that Person and his or her

Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).


         Depending upon market or financial conditions, the Board of Directors of the Holding Company, or the Bank if the holding company form of organization is not utilized, with the approval of the Commissioner and without further approval of the Members, may increase the purchase limitations in this Plan. If the Holding Company or the Bank increases the maximum purchase limitations, the Holding Company or the Bank is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company or the Bank, resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased above 5%, such limitation may be increased up to 9.99%, provided that orders for Conversion Stock exceeding 5% of the shares being offered shall not exceed in the aggregate 10% of the total Offering. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company or the Bank in its sole discretion.


         In the event of an increase in the total number of shares offered in the Offering due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum") the additional shares will be used first, to fill the Employee Plans' subscription; second, in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders; third, in the event that there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders; fourth, in the event that there is an oversubscription at the Voting Member level, to fill unfulfilled subscriptions of Voting Members; and fifth, to fill unfulfilled subscriptions in the Community Offering exclusive of the Adjusted Maximum with preference given to Preferred Subscribers.

         For purposes of this Section 14, the Directors of the Bank and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank or the Holding Company.

         Each Person purchasing Conversion Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.


         For a period of three years following the Stock Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the Commissioner, any outstanding shares of common stock of the Holding Company, or the Bank if the holding company form of organization is not utilized, except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than one percent (1%) of the outstanding shares of common stock of the Holding Company or the Bank, the exercise of any options pursuant to a stock option plan or purchases of common stock of the Holding Company or the Bank, made by or held by any Tax-Qualified Employee Stock Benefit Plan or non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or trustee. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

15.      PAYMENT FOR CONVERSION STOCK

         All payments for Conversion Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the Bank, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Bank; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Stock Conversion, provided that, in the case of an employee stock ownership plan there is in force from the time of its subscription until the consummation of the Stock Conversion, a loan commitment to lend to the employee stock ownership plan, at such time, the aggregated Maximum Subscription Price of the shares for which it subscribed.

         Payment for Conversion Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the Bank on the Order Form to make a withdrawal from the subscriber's Deposit Account at the Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings, passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be cancelled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber until the Conversion Stock has been sold or the 45-day period (or such longer period as may be approved by the Commissioner) following the Subscription and Community Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at the passbook annual rate on payments for Conversion Stock received in cash or by check. Such interest will be paid from the date payment is received by the Bank until completion or termination of the Stock Conversion and Offering. If for any reason the Stock Conversion and Offering is not completed, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by cancelling the authorization for withdrawal. The Bank is prohibited by regulation from making any loans or granting any lines of credit for the purchase of stock in the Offering, and therefore, will not do so.

16.      MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER
         FORMS


         As soon as practicable after the Prospectus has been declared effective by the SEC or other applicable bank regulatory agency, Order Forms will be distributed to all Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Voting Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Conversion Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the Bank may elect to send Order Forms only to those Persons who request them after such notice is approved by the Commissioner and is adequate to apprise all Eligible Account Holders, the Employee Plans, Supplemental Eligible Account Holders and Voting Members of the pendency of the Subscription Offering has been given. Such notice may be included with the proxy statement for the Special Meeting of Members and may also be included in the notice of the pending Conversion and the Special Meeting of Members sent in accordance with regulations of the Commissioner.


         Each Order Form will be preceded or accompanied by the Prospectus describing the Holding Company, the Bank, the Conversion Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

         A. A specified date and time by which all Order Forms must be received by the Bank, which date shall be not less than twenty (20), nor more than forty-five (45) days, following the date on which the Order Forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

         B. The purchase price per share for shares of Conversion Stock to be sold in the Subscription and Community Offerings;

         C. A description of the minimum and maximum number of shares of Conversion Stock which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

         D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Conversion Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

         E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

         F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Conversion Stock for which the recipient elects to subscribe in the

Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

         G. A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

         Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17.      UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

         In the event Order Forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Conversion Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon; provided, however, that the Bank may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation of the Bank of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the Commissioner.

18.      RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION


         A. All shares of Conversion Stock purchased by Directors or Officers of the Bank or the Holding Company in the Stock Conversion shall be subject to the restriction of Section 1075.1890 of the Rules and Regulations of the Illinois Office of Banks and Real Estate that, except as provided in Section 18B, below, or as may be approved by the Commissioner, no interest in such shares may be sold or otherwise disposed of for value for a period of one (1) year following the date of purchase.


         B. The restriction on disposition of shares of Conversion Stock set forth in Section 18A above shall not apply to the following:

                  (i) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, where such exchange has been approved by the Commissioner; and

                  (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of this Plan.

         C.  With  respect  to  all  shares  of  Conversion   Stock  subject  to
restrictions on resale or subsequent disposition, each of the following provisions shall apply:

                  (i) Each certificate representing shares restricted within the meaning of Section 18A, above, shall bear a legend prominently stamped on its face giving notice of the restriction. The legend shall state the following:

                  "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Section 1075.1890 of the Rules and Regulations of the Office of the Commissioner of Banks and Real Estate of the State of Illinois. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations.";

                  (ii) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and


                  (iii) Any shares of capital stock of the Holding Company or the Bank issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Conversion Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Conversion Stock.


19.      VOTING RIGHTS OF STOCKHOLDERS


         Upon completion of the Stock Conversion, the holders of the capital stock of the Bank shall have the exclusive voting rights with respect to the Bank as specified in its charter. If the holding company form of organziation is utilized, the holders of the common stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.


20.      ESTABLISHMENT OF LIQUIDATION ACCOUNT

         The Bank shall establish at the time of the Stock Conversion a liquidation account in an amount equal to its net worth as of the latest practicable date prior to the Stock Conversion. The liquidation account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the liquidation account balance, based on his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided.

         In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the liquidation account, in the amount of the then adjusted subaccount balance of his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account shall be assumed by the surviving institution.

         The initial subaccount balance for a Deposit Account shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of such Eligible Account Holder's and Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

         If, at the close of business on any annual closing date, commencing on or after the effective date of the Stock Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or (ii) the amount of the Qualifying Deposit in such Deposit Account, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

         The creation and maintenance of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below (i) the amount required for the liquidation account;
(ii) the amount required by the Commissioner; or (iii) the amount required by federal law. Further, any dividend declared or paid on the Bank's capital stock must comply with Section 5008 of the Illinois Savings Bank Act and Section 1075.1970 of the Illinois Savings Bank Regulations.

21.      TRANSFER OF DEPOSIT ACCOUNTS

         Each person holding a Deposit Account at the Bank at the time of Stock Conversion shall retain an identical Deposit Account at the Bank following Stock Conversion in the same amount and subject to the same terms and conditions (except as to voting liquidation rights).

22.      RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY


         The Certificate of Incorporation of the Holding Company, if the holding company form of organization is utilized, will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Holding Company's common stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company will contain provisions which provide for staggered terms of the directors, no cumulative voting for the election of directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

         The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Officers or employees of the Holding Company or the ^ Bank or any subsidiary thereof shall not be deemed to be Associates or a group acting in concert with respect to their individual acquisitions of any class of equity securities of the Holding Company solely as a result of their capacities as such.

23.      PAYMENT OF DIVIDENDS

         The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the liquidation account; (ii) the amount required by the Commissioner; or (iii) the amount required by federal law. Further, any dividend declared or paid on the Bank's capital stock must comply with Section 5008 of the Illinois Savings Bank Act and Section 1075.1970 of the Illinois Savings Bank Regulations. Otherwise, the Bank may declare dividends or make capital distributions in accordance with applicable law and regulations.

         The above limitations shall not preclude payments of dividends in the event applicable Illinois regulatory limitations are liberalized subsequent to the adoption of this Plan.

24.      STOCK-BASED COMPENSATION PLANS


         In order to provide an incentive for directors, officers and employees of the Holding Company and its subsidiaries (including the Bank), the Board of Directors of the Holding Company (or the Bank, if the holding company form of organization is not utilized) intends to adopt, subject to shareholder approval, a stock option and incentive plan and a stock recognition and retention plan following completion of the Stock Conversion. The adoption of a stock recognition and retention plan may also be subject to the approval of the Commissioner.

25.      AMENDMENT OR TERMINATION OF PLAN

         If deemed necessary or desirable, this Plan may be substantively amended at any time prior to solicitation of proxies from Members to vote on this Plan by a two-thirds vote of the Bank's Board of Directors and upon notification to and acknowledgment by the Commissioner, and at any time thereafter by such vote of such Board of Directors with the concurrence of the Commissioner.

Amendment of this Plan may be necessary as a result of comments from the Commissioner. Any amendment to this Plan made after approval by the Members with the approval of the Commissioner shall not necessitate further approval by the Members unless otherwise required by the Commissioner or the FDIC. This Plan may be terminated by majority vote of the Bank's Board of Directors at any time prior to the Special Meeting of Members to vote on this Plan, and at any time thereafter with the concurrence of the Commissioner.


         In the event that mandatory new regulations pertaining to conversions are adopted by the Commissioner and/or the FDIC prior to the completion of the conversion, this Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members, unless otherwise required by the new regulations. In the event that new conversion regulations adopted by the Commissioner and/or the FDIC prior to completion of the conversion contain optional provisions, this Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another meeting of Members, provided such amendment is approved by the Commissioner and/or the FDIC.


         By adoption of this Plan, the Members of the Bank authorize the Board of Directors to amend or terminate this Plan under the circumstances set forth in this Section.

26.      ARTICLES OF INCORPORATION AND BYLAWS

         By voting to adopt this Plan, Members of the Bank will be voting to adopt Illinois Stock Savings Bank Articles of Incorporation and Bylaws for an Illinois Stock Savings Bank attached as Exhibits A and B to this Plan. The effective date of the Bank's stock articles of incorporation and bylaws shall be the date of issuance and sale of the Conversion Stock as specified by the Commissioner.


         As part of the Bank Conversion, an Illinois or national bank charter and bylaws will be adopted to allow the Bank to operate as an Illinois commercial bank or national bank, respectively. The effective date of the charter and bylaws of the commercial bank shall be the date of the completion of the Bank Conversion.


27.      CONSUMMATION OF CONVERSION

         The Stock Conversion of the Bank shall be deemed to take place and be effective upon the completion of all requisite organizational procedures for obtaining Illinois Stock Savings Bank Articles of Incorporation for the Bank and sale of all Conversion Stock.

28.      REGISTRATION AND MARKETING


         Within the time period required by applicable laws and regulations, the Holding Company, or the Bank, if the holding company form of organization is not utilized, will register the securities issued in connection with the Stock Conversion and Offering pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to any holding company of the Bank. In addition, the Holding Company (or the Bank) will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the NASDAQ system.


29.      RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES


         The Bank will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Conversion Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which all of the following apply: (i) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (ii) the issuance of subscription rights or the offer or sale of shares of Conversion Stock to such Persons would require the Holding Company or the Bank, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; such registration or qualification would be impracticable for reasons of cost or otherwise.


30.      EXPENSES OF CONVERSION

         The Bank shall use its best efforts to assure that expenses incurred by it in connection with the Conversion shall be reasonable.

31.      CONDITIONS TO CONVERSION

         The Conversion of the Bank pursuant to this Plan is expressly conditioned upon the following:

         (a) Prior receipt by the Bank of rulings of the United States Internal Revenue Service and the Illinois State taxing authorities, or opinions of counsel, substantially to the effect that the Conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders, Supplemental Eligible Account Holders or Voting Members, or to the Bank and the Holding Company before or after the Conversion;

         (b) The sale of all of the Conversion Stock offered in the Stock Conversion and Offering; and

         (c) The completion of the Conversion within the time period specified in Section 3 of this Plan.


32.      STOCK REPURCHASES

         Under FDIC regulations, the Bank and the Holding Company may not, for a period of one year from the effective date of the Conversion, repurchase any of the Conversion Stock from any person, except in an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the FDIC, or the repurchase of qualifying shares of a director. Where compelling and valid business reasons exist, the FDIC may approve the open market repurchase of up to 5% of the Bank's or the Holding Company's Conversion Stock during the first year following the conversion. To receive this approval, the Bank must establish a compelling and valid business purposes for the repurchase to the satisfaction of the FDIC. Stock repurchases in excess of 10% or more of the Holding Company's consolidated net worth in any 12-month period may require the non-objection of the Federal Reserve Board. Furthermore, repurchases of Conversion Stock are prohibited if they would cause the Bank's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Federal Reserve Board.

         Under Illinois Office of Banks and Real Estate regulations (Section 1075.1965), the Bank generally may not, for a period of year from the date of the Conversion, repurchase any of its Conversion Stock. The Commissioner may approve the repurchase of up to 5% of the Bank's Conversion Stock during the first year following the Conversion if the repurchase would not adversely affect the financial condition of the Bank, the repurchase would not reduce the Bank's capital below levels required by state or federal law or regulation, the repurchase would be equitable to shareholders, and the repurchase would be undertaken for legitimate business reasons.

33.      INTERPRETATION


         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the Commissioner.




Dated June 26, 2001; Amended October 23, 2001 and October 29, 2001.